Execution Copy

AMENDMENT TO CUSTODY AGREEMENT

This Amendment, dated as of July 8, 2019 with an Effective Date of May 23, 2019 (the “Amendment”), is entered into by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with the Master Custodian Agreement, shall hereinafter be referred to as (the “Fund”)), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WHEREAS, the Fund and the Custodian entered into a Master Custodian Agreement dated as of August 27, 2013 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Amendment

Exhibit A to the Master Custodian Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	The parties hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE REGISTERED INVESTMENT COMPANIES
LISTED ON EXHIBIT A

ON BEHALF OF ITSELF OR ITS PORTFOLIOS

By:	/s/ Dianne M. Descoteaux
Name:	Dianne M. Descoteaux
Title:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

 Amendment to Control Agreement

EXHIBIT A

TO

MASTER CUSTODIAN AGREEMENT AMONG

EACH OF THE MANAGEMENT INVESTMENT COMPANIES LISTED BELOW,

ON BEHALF OF ITSELF OR ITS PORTFOLIOS,

AND STATE STREET BANK AND TRUST COMPANY

DATED AS OF AUGUST 27, 2013

(UPDATED AS OF EFFECTIVE DATE, MAY 23, 2019)

The KP Funds

KP Large Cap Equity Fund

KP Small Cap Equity Fund

KP International Equity Fund

KP Fixed Income Fund

KP Retirement Path Retirement Income Fund

KP Retirement Path 2020 Fund

KP Retirement Path 2025 Fund

KP Retirement Path 2030 Fund

KP Retirement Path 2035 Fund

KP Retirement Path 2040 Fund

KP Retirement Path 2045 Fund

KP Retirement Path 2050 Fund

KP Retirement Path 2055 Fund

KP Retirement Path 2060 Fund

KP Retirement Path 2065 Fund

A-1